Exhibit 99.1

FOR IMMEDIATE RELEASE

BIO-RAD LABORATORIES REPORTS FIRST-QUARTER RESULTS

HERCULES, CA – May 4, 2006 – Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), a multinational manufacturer and distributor of life science research products and clinical diagnostics, announced financial results today for the first quarter ended March 31, 2006.  First-quarter revenues from continuing operations were $308.3 million, up 3.0% compared to the $299.2 million reported for the first quarter of 2005.  On a currency-neutral basis, revenues increased 8.3% compared to the first quarter of 2005. This sales increase was the result of organic growth across a broad array of product areas.  For the quarter, income from continuing operations was $31.2 million compared to $29.5 million in the same period last year.  At 56.9%, first-quarter gross margin from continuing operations was markedly higher than the 55.6% reported for the first quarter of 2005.  The higher margin was due to a combination of improved efficiencies and certain non-recurring items.

First-Quarter Highlights

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First-quarter basic earnings from continuing operations were $1.19 per share, or $1.16 per share on a diluted basis, compared to $1.14 and $1.11, respectively, in the same period of last year.

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Life Science segment net sales from continuing operations for the quarter were $144.8 million, up slightly from the $144.1 million reported last year. Normalizing for the impact of currency effects, sales in this area increased by 5.6%.

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The Clinical Diagnostics segment reported solid growth in its core businesses with net sales of $160.3 million, a 5.5% increase over the comparable period last year. On a currency-neutral basis, segment sales increased 10.9% over the first quarter of 2005.

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In February, the Company reached a settlement agreement with Applera and Roche, enabling the Company to resume U.S. sales of certain MJ Research thermal cycling products.

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Early in the quarter, Bio-Rad announced that it renewed a collaboration agreement with the Institut Pasteur of Paris for an additional four years.  This relationship gives Bio-Rad exclusive commercialization rights to Pasteur’s developments in the areas of virology, microbiology, physiology, biochemistry, parasitology and mycology.

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Bio-Rad Reports First-Quarter Results

Life Science segment net sales for the quarter were $144.8 million, up 0.5% compared to the first quarter of last year.  On a currency-neutral basis, sales increased by 5.6%.  Performance in this segment was the result of a combination of factors including sales increases in the amplification reagents and instrumentation, automated electrophoresis and process chromatography product areas.  In particular, the segment benefited from a resumption of U.S. sales of certain thermal cycling products as well as from continued penetration into the bio-pharmaceutical drug separation market with products such as Bio-Rad’s Macro-Prep® support used in the purification of inhalable insulin.  Segment performance was somewhat tempered, however, by a reduction in BSE testing revenue.

The Clinical Diagnostics segment reported net sales of $160.3 million for the quarter, up 5.5% compared to the prior-year quarter, or 10.9% excluding currency effects.  These results are due in part to continued growth in the blood typing, blood virus screening, autoimmune testing and diabetes monitoring product lines.  Following the placement of a substantial number of systems last year, reagent sales associated with the Company’s EvolisTM automated microplate processors were up dramatically for the quarter.  In addition, sales to low- and mid-volume customers in the diabetes monitoring market benefited from the March release of the Company’s new Rack Loader for use in conjunction with the D-10TM Hemoglobin Testing System, expanding the sample handling capacity of the system to 50 samples.  These benefits were partially offset, however, by increased competition in the high-volume segment of the market.

“The year is getting off to an excellent start, with sales in most regions meeting or exceeding expectations,” said Norman Schwartz, President and Chief Executive Officer.  “As the year unfolds, we will continue to work on a number of projects aimed at growing our core businesses and improving operational efficiency over the longer term.”

Management will discuss these results in a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) May 4, 2006. Interested parties can access the call by dialing (866) 713-8567 (in the U.S.), or (617) 597-5326 (international), access number 34910773.  The live webcast can be accessed at http://www.bio-rad.com.  A replay of the call will be available at (888) 286-8010 (in the U.S.), or (617) 801-6888 (international), access number 96738625, for seven days following the call and the webcast can be accessed at http://www.bio-rad.com for 30 days.

About Bio-Rad

Bio-Rad Laboratories, Inc., is a multinational manufacturer and distributor of life science research products and

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Bio-Rad Reports First-Quarter Results

clinical diagnostics.  Based in Hercules, California, Bio-Rad serves more than 70,000 research and industry customers worldwide through a network of more than 30 wholly owned subsidiary offices.

Various statements made within this press release may constitute “forward-looking statements” for purposes of the Securities and Exchange Commission’s “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company’s expectations.

For more information contact:

Christine Tsingos, Vice President and Chief Financial Officer, or

Ron Hutton, Treasurer

Bio-Rad Laboratories, Inc.

Phone:  (510) 724-7000

E-mail:  investor relations @ bio-rad.com

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Bio-Rad Laboratories, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2006	2005

Net sales	$ 308,338	$ 299,171
Cost of good sold	132,810	132,765
Gross profit	175,528	166,406
Selling, general and administrative expense	100,070	99,498
Product research and development expense	28,091	26,823
Interest expense	8,019	8,117
Foreign exchange (gains) losses, net	11	(277)
Other (income) expense, net	(4,542)	(5,838)
Income from continuing operations before taxes	43,879	38,083
Provision for income taxes	12,681	8,563
Income from continuing operations	31,198	29,520
Discontinued operations
Gain on divestiture, net of tax benefits of zero in 2005	--	3,974
Net income	$ 31,198	$ 33,494

Basic earnings per share:
Continuing operations	$ 1.19	$ 1.14
Discontinued operations	--	0.15
Net income	$ 1.19	$ 1.29

Weighted average common shares	26,277	25,909

Diluted earnings per share:
Continuing operations	$ 1.16	$ 1.11
Discontinued operations	--	0.15
Net income	$ 1.16	$ 1.26

Weighted average common shares	26,829	26,555

BIO-RAD LABORATORIES, INC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2006	December 31, 2005

Current Assets:
Cash and cash equivalents	$ 265,587	$ 296,716
Restricted cash	--	36,138
Short-term investments	129,176	116,343
Accounts receivable, net	259,231	247,192
Inventories, net	225,844	212,342
Other current assets	111,811	99,480
Total current assets	991,649	1,008,211

Net property, plant and equipment	180,774	180,258
Goodwill	113,276	113,276
Purchased intangibles, net	27,269	28,449
Other assets	101,817	96,388
Total assets	$ 1,414,785	$ 1,426,582

Current liabilities:
Notes payable and current maturities of long-term debt	$ 3,785	$ 3,341
Accounts payable	66,643	72,950
Accrued payroll and employee benefits	67,921	81,076
Sales, income and other taxes payable	22,268	15,841
Other current liabilities	91,021	146,035
Total current liabilities	251,638	319,243

Long-term debt, net of current maturities	425,971	425,687
Other long-term liabilities	34,521	23,678
Stockholders’ equity	702,655	657,974
Total liabilities and stockholders’ equity	$ 1,414,785	$ 1,426,582

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Cash received from customers	$ 299,764	$ 296,648
Cash paid to suppliers and employees	(282,673)	(259,242)
Interest paid	(8,938)	(8,973)
Income tax payments	(9,562)	(6,532)
Litigation settlement related to MJ acquisition	(45,467)	--
Other operating activities	4,805	2,982
Net cash provided by (used in) operating activities	(42,071)	24,883

Cash flows from investing activities:
Capital expenditures, net	(11,318)	(9,774)
Receipt of restricted cash	36,498	--
Other investing activities	(16,943)	103,659
Net cash provided by investing activities	8,237	93,885

Cash flows from financing activities:
Proceeds from issuance of common stock	2,323	2,708
Other financing activities	373	87
Net cash provided by financing activities	2,696	2,795

Effect of exchange rate changes on cash	9	601

Net increase (decrease) in cash and cash equivalents	(31,129)	122,164
Cash and cash equivalents at beginning of period	296,716	195,734
Cash and cash equivalents at end of period	$ 265,587	$ 317,898

Reconciliation of net income to net cash provided by operating activities:

Net Income	$ 31,198	$ 33,494
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	12,971	15,171
Changes in working capital	(52,513)	(6,905)
Litigation settlement related to MJ acquisition	(45,467)	--
Other	11,740	(16,877)
Net cash provided by (used in) operating activities	$ (42,071)	$ 24,883

Certain items have been reclassified to conform to the current year presentation.